Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Second Quarter of 2016

Net income of $2.3 million for the second quarter of 2016 and $4.7 million for the first six months of 2016 are both substantial increases over the same periods in 2015

Conference Call on Friday, July 29, 2016, at 10:00 a.m. Eastern Time

Richmond, VA, July 29, 2016 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the second quarter and first six months of 2016.

operating Highlights

•	Loans, excluding purchased credit impaired (PCI) loans, grew $19.5 million, or 2.6%, during the second quarter of 2016 and $105.2 million, or 15.5%, since June 30, 2015.

•	Demand deposit account balances of $115.7 million at June 30, 2016 grew $19.5 million, or 20.2%, during the first six months of 2016 and have increased $14.2 million year-over-year.

•	Low cost NOW accounts of $133.4 million at June 30, 2016 have grown 7.4% year-over-year.

•	Net interest margin for each of the second quarter and first six months of 2016 was 3.82%, as compared with 4.07% and 3.98% for the same periods in 2015.

Financial HIGHLIGHTS

•	Net income was $2.3 million for the quarter ended June 30, 2016, compared with $2.4 million and $1.7 million for the quarters ended March 31, 2016 and June 30, 2015, respectively.

•	Fully diluted earnings per common share was $0.11 for the quarter ended June 30, 2016, compared with $0.11 and $0.08, for the quarters ended March 31, 2016 and June 30, 2015, respectively.

•	Fully diluted earnings per common share was $0.22 for the six months ended June 30, 2016, compared with $0.14 for the six months ended June 30, 2015.

•	At June 30, 2016, tangible book value per share was $5.04, as compared with $4.65 at December 31, 2015, an increase of 8.4%.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The Company continues to experience robust growth consistent with our strategic plan for 2016. Non-PCI loan growth was $19.5 million for the quarter and over $36 million year to date. Despite constant variations in interest rates and a very competitive environment, net interest margin for the quarter was 3.82%, a decline of only five basis points year to date. Asset quality remains good, but due to the growth of loans, the Bank posted a provision for the first time in 13 quarters.”

Smith added, “On the funding side, noninterest bearing deposit growth remains strong. Demand deposits increased by $19.5 million, or over 20.2% year to date. Total deposits are over $957 million, an increase of $11.5 million year to date. Noninterest income also continues to increase, mainly from the growth in checking accounts and the fees associated with them. Noninterest expense remains relatively flat as salaries and benefits are slightly down on a linked quarter basis. The biggest change is the provision expense associated with overall loan growth.”

Smith concluded, “We are pleased by the results of the first half of 2016, as we have met or exceeded all of our strategic targets so far. We will continue to push for earnings growth by adding quality loans, holding the line on pricing and expenses and continuing to gain market share of low cost deposits.”

1

RESULTS OF OPERATIONS

Net income was $2.3 million for the second quarter of 2016, compared with $2.4 million in the first quarter of 2016 and $1.7 million in the second quarter of 2015. Earnings per common share, basic and fully diluted, were $0.11 per share, $0.11 per share and $0.08 per share for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, respectively.

The decrease of $102,000 in net income during the second quarter of 2016 compared with the first quarter of 2016 was primarily due to a $200,000 provision for loan losses that was added in the current quarter to support robust loan growth of $19.5 million. Net interest income improved slightly, 1.2%, on a linked quarter basis, as did noninterest income, 5.6% on the same basis. Noninterest expenses were slightly higher, by 2.5%.

The increase of $625,000 in net income when comparing the second quarter of 2016 with the same period in 2015 was driven by a $1.2 million decline in total noninterest expense. In September 2015, the Company and the FDIC mutually terminated their shared-loss agreements, which resulted in the elimination of FDIC indemnification amortization expense in future periods, which was $1.2 million in the second quarter of 2015. Also improving in the second quarter of 2016 versus the same period in 2015 was noninterest income, which increased $189,000, or 15.7%. Offsetting this improvement was a decrease of $230,000 in net interest income, the result of margin pressure and lower securities balances. Also affecting net income was an increase in the effective tax rate, due to higher taxable income, from 23.9% to 27.5% year-over-year.

Net income was $4.7 million for the six months ended June 30, 2016 compared with $3.0 million for the first half of 2015. The increase in net income was the result of a decline of $2.7 million in noninterest expenses, driven by the elimination of the FDIC indemnification asset amortization, which was $0 for the first two quarters of 2016 and $2.4 million for the same period in 2015. Offsetting the increase in net income was an increase in the effective tax rate from 22.7% to 28.2%. Fully diluted earnings per common share for the six months ended June 30, 2016 were $0.22 compared with $0.14 for the same period in 2015. This represents an increase of 50.0%. Basic earnings per share were $0.22 for the six month period versus $0.14 for the same period in 2015, an increase of 57.1%.

The following table presents summary income statements for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015 and six months ended June 30, 2016 and June 30, 2015.

SUMMARY INCOME STATEMENT
(Dollars in thousands)	For the three months ended			For the six months ended
	30-Jun-16	31-Mar-16	30-Jun-15	30-Jun-16	30-Jun-15
Interest income	$12,133	$12,038	$12,333	$24,171	$23,983
Interest expense	1,900	1,925	1,870	3,825	3,735
Net interest income	10,233	10,113	10,463	20,346	20,248
Provision for loan losses	200	-	-	200	-
Net interest income after provision for loan losses	10,033	10,113	10,463	20,146	20,248
Noninterest income	1,395	1,321	1,206	2,716	2,603
Noninterest expense	8,229	8,031	9,443	16,260	18,962
Income before income taxes	3,199	3,403	2,226	6,602	3,889
Income tax expense	881	983	533	1,864	884
Net income	$2,318	$2,420	$1,693	$4,738	$3,005

EPS Basic	$0.11	$0.11	$0.08	$0.22	$0.14
EPS Diluted	$0.11	$0.11	$0.08	$0.22	$0.14

Return on average assets	0.79%	0.83%	0.59%	0.81%	0.53%
Return on average equity	8.36%	9.02%	6.12%	8.68%	5.47%

Net Interest Income

Linked Quarter Basis

Net interest income was $10.2 million for the quarter ended June 30, 2016 compared with $10.1 million for the quarter ended March 31, 2016. This is an increase of 1.2%, or $120,000.

Interest income on a linked quarter basis increased $95,000, or 0.79%, to $12.1 million for the second quarter of 2016. This resulted in a yield on earning assets of 4.51%, a decline of only two basis points on a linked quarter basis. Interest income with respect to loans, excluding PCI loans, increased $320,000, or 3.7%, during the second quarter when compared with the first quarter of 2016. This increase was partially attributed to a full quarter of earnings from $16.8 million, or 2.2%, in loan growth, excluding PCI loans, generated in the first quarter of 2016 coupled with solid loan growth, excluding PCI loans, of $19.5 million, or 2.6%, in the second quarter of 2016. Interest income with respect to PCI loans declined $43,000, or 2.7%, during the second quarter, due to lower average balances in the loan portfolio precipitated by continued repayments.

2

Securities income equaled $1.7 million in the second quarter of 2016 compared with $1.9 million in the first quarter of 2016, a decrease of $184,000. On a tax equivalent basis, securities income was $2.0 million for the second quarter of 2016 versus $2.2 million for the linked quarter. The decline in income was created by declines in both volume and rate as average securities balances were down $10.6 million on a linked quarter basis. The Bank has sold securities over the last three quarters to fund higher yielding loans. Additionally, the tax equivalent yield on the securities portfolio was 3.03% for the second quarter of 2016 versus 3.21% for the first quarter of 2016.

Interest expense decreased $25,000, or 1.3%, on a linked quarter basis as average interest bearing liabilities balances decreased by $3.8 million. The Company’s cost of interest bearing liabilities decreased one basis point from 0.81% in the first quarter of 2016 to 0.80% in the second quarter. The cost of FHLB borrowings was 1.17% for the second quarter of 2016. During the second quarter of 2016, the average balance of FHLB borrowings was $103.9 million.

With the changes in net interest income noted above, the tax equivalent net interest margin held firm and was 3.82% in the second quarter of 2016 and 3.83% in the first quarter of 2016. Likewise, the interest spread was 3.71% and 3.72%, respectively, in the second and first quarters of 2016.

Year-Over-Year Six Months

For the first half of 2016, net interest income increased $98,000, or 0.48%, and was $20.3 million. The yield on earning assets of 4.52% compared with 4.70% for the first six months of 2015. Interest and fees on loans of $17.4 million in the first two quarters of 2016 was an increase of $1.7 million compared with $15.8 million for the same period in 2015. Interest and fees on PCI loans declined $1.3 million over this same time frame. Of that decline, $475,000 was related to cash payments on ADC loans related to pools, previously written down to a zero carrying value, received in the first half of 2015 versus no such payments in the first half of 2016. Securities income declined $146,000 for the first six months of 2016 compared with the same period in 2015. However, on a tax-equivalent basis, income on securities declined only $52,000 as a result of interest income on bank-qualified municipal securities.

Interest expense of $3.8 million represents an increase of $90,000 in the first six months of 2016 compared with the same period in 2015. Total average interest bearing liabilities increased only 1.3%, or $11.7 million, as loan growth has been fueled by an average balance increase of 20.7%, or $18.2 million, in noninterest bearing deposits and by a $22.1 million decline in securities.

The tax equivalent net interest margin was 3.82% for the first six months of 2016 versus 3.98% for the first six months of 2015. The net interest spread was 3.71% for the first six months of 2016 versus 3.90% for the first six months of 2015.

Year-Over-Year Quarter

Net interest income decreased $230,000, or 2.2%, from the second quarter of 2015 to the second quarter of 2016 and was $10.2 million. The yield on earning assets of 4.51% in the second quarter of 2016 declined from 4.78% for the second quarter of 2015. The yield for the second quarter of 2015 was positively influenced by cash payments on previously written down ADC pools in the PCI portfolio. Interest income decreased $200,000, or 1.6%, over this time period. The average balance of loans, excluding PCI loans, increased $92.7 million, or 13.6%, from $681.9 million in the second quarter of 2015 to $774.6 million in the second quarter of 2016. Interest income on securities on a tax equivalent basis decreased by $182,000, year-over-year, from $2.2 million in the second quarter of 2015 to $2.0 million in the second quarter of 2016. Interest and fees on PCI loans decreased by $862,000 year-over-year and was $1.6 million for the second quarter of 2016. The yield on the PCI portfolio was 11.2% in the second quarter of 2016, down from 15.0% in the second quarter of 2015. The average balance of the PCI portfolio declined $9.0 million during the year-over-year comparison period.

Interest expense increased $30,000, or 1.6%, when comparing the second quarter of 2015 and the second quarter of 2016. Interest expense on deposits increased $51,000, or 3.4%, as the average balance of interest bearing deposits increased $3.2 million, or 0.4%. Overall the Bank’s cost of interest bearing liabilities remained the same as the second quarter of 2015. While average interest bearing deposit costs increased from 0.71% in the second quarter of 2015 to 0.73% in the second quarter of 2016, there was a decline in the cost of FHLB and other borrowings from 1.26% to 1.17%, thus offsetting higher deposit costs.

The tax equivalent net interest margin declined 25 basis points from 4.07% in the second quarter of 2015 to 3.82% in the second quarter of 2016. Likewise, the interest spread decreased from 3.98% to 3.71% over the same time period.  The decline in the margin was precipitated by a reduction in earning asset yields of 27 basis points.

3

 The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015 and six months ended June 30, 2016 and June 30, 2015.

NET INTEREST MARGIN

(Dollars in thousands)	For the three months ended			For the six months ended
	30-Jun-16	31-Mar-16	30-Jun-15	30-Jun-16	30-Jun-15
Average interest earning assets	$1,103,791	$1,092,204	$1,058,471	$1,097,997	$1,050,013
Interest income	$12,133	$12,038	$12,333	$24,171	$23,983
Interest income - tax-equivalent	$12,420	$12,344	$12,603	$24,764	$24,482
Yield on interest earning assets	4.51%	4.53%	4.78%	4.52%	4.70%
Average interest bearing liabilities	$948,916	$952,737	$939,380	$950,826	$939,099
Interest expense	$1,900	$1,925	$1,870	$3,825	$3,735
Cost of interest bearing liabilities	0.80%	0.81%	0.80%	0.81%	0.80%
Net interest income	$10,233	$10,113	$10,463	$20,346	$20,248
Net interest income - tax-equivalent	$10,520	$10,419	$10,733	$20,939	$20,747
Interest spread	3.71%	3.72%	3.98%	3.71%	3.90%
Net interest margin	3.82%	3.83%	4.07%	3.82%	3.98%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was a $200,000 provision for loan losses recorded, excluding PCI loans, during the second quarter of 2016. There was no provision for loan losses in the first quarter of 2016. Also, there was no provision for loan losses in either the first or second quarter of 2015. Likewise, there was no provision for loan losses on the PCI loan portfolio during the first two quarters of 2016 or during the same periods of 2015. The provision for loan losses booked in the second quarter of 2016 supported general reserves following loan growth of $19.5 million. During the other periods, the absence of a provision was the direct result of nominal charge-offs and the ongoing stabilization of asset quality. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.4 million for the second quarter of 2016, compared with $1.3 million for the first quarter of 2016.  The $74,000, or 5.6%, increase in noninterest income on a linked quarter basis was the result of an increase of $30,000 in service charges on deposit accounts, an increase of $25,000 in other noninterest income and an increase of $16,000 on income on bank owned life insurance. Service charges on deposit accounts were $599,000 in the second quarter of 2016, gains on securities transactions were $261,000, income on bank owned life insurance was $204,000, mortgage loan income was $174,000 and other noninterest income was $157,000.

As of August 31, 2016, the Bank will cease operating its wholesale mortgage division. While mortgage loan income will decline starting in the fourth quarter of 2016, there will be a very similar decline in salaries and employee benefits.

Year-Over-Year Six Months

Noninterest income was $2.7 million for the first six months of 2016, an increase of $113,000, or 4.3%, over $2.6 million for the first six months of 2015. Securities gains of $520,000 in the first two quarters of 2016 compares with $289,000 for the same period in 2015. Likewise, service charges on deposit accounts increased by $83,000 and were $1.2 million for the first six months of 2016. Offsetting these increases for the first six months of 2016 compared with the same period in 2015 were declines of $87,000 in other noninterest income, which was $289,000, and $63,000 in mortgage loan income, which was $347,000.

Year-Over-Year Quarter

Noninterest income increased $189,000, or 15.7%, from the second quarter of 2015 to the second quarter of 2016. Gains on securities transactions were $261,000 in the second quarter of 2016 compared with losses of $8,000 in the second quarter of 2015. Securities were liquidated during the second quarter of 2016, with gains taken, and the proceeds were converted into higher yielding loans. Service charges on deposit accounts increased by $42,000, or 7.5%, on a higher level of demand deposit accounts. Income on bank owned life insurance increased by $16,000 over the comparison period. Offsetting these increases were a decline of $88,000 in mortgage loan income and a decline of $27,000 in other noninterest income.

4

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $8.2 million for the second quarter of 2016, as compared with $8.0 million for the first quarter of 2016, an increase of $198,000, or 2.5%. Other operating expenses increased $157,000, or 10.5%, and other real estate expenses increased $87,000. Partially offsetting these increases was a decrease in salaries and employee benefits of $50,000, or 1.1%, on a linked quarter basis.

Year-Over-Year Six Months

Noninterest expenses were $16.3 million for the first six months of 2016, as compared with $19.0 million for the same period in 2015. This is a decrease of $2.7 million, or 14.3%. FDIC indemnification asset amortization was $0 for the period and $2.4 million for the 2015 comparative period as a result of the termination of the shared-loss agreement. Other real estate expenses declined $339,000 as there was expense of $222,000 for the first six months of 2015 compared with a credit, the result of gains on the sale of other real estate, of $117,000 for 2016. There was also a meaningful decline of $220,000 in other operating expenses, mainly the result of improved credit expenses. Offsetting these improvements was an increase of $271,000 in salaries and employee benefits.

Year-Over-Year Quarter

Noninterest expenses decreased $1.2 million, or 12.9%, when comparing the second quarter of 2016 to the same period in 2015. FDIC indemnification asset was $1.2 million in the second quarter of 2015 and $0 in the current quarter, and OREO expenses declined by $152,000. Other operating expenses decreased $103,000. Offsetting these improvements was an increase year-over-year in salaries and employee benefits of $155,000, or 3.5%, due to an increase in the number of full-time equivalent employees.

Income Taxes

Income tax expense was $881,000 for the three months ended June 30, 2016 compared with income tax expense of $983,000 and $533,000 for the first quarter of 2016 and second quarter of 2015, respectively. The effective tax rate for the second quarter of 2016 was 27.5% compared with 28.9% for the first quarter of 2016 and 23.9% for the second quarter of 2015. For 2016, the level of pre-tax income increased by 69.8% while the level of tax-exempt securities income increased only 18.8%, thus being the primary driver in the higher effective tax rate.

FINANCIAL CONDITION

Total assets increased $9.0 million, or 0.8%, to $1.190 billion at June 30, 2016 as compared with $1.181 billion at December 31, 2015. Total assets increased $30.4 million, or 2.6%, since June 30, 2015. Total loans, excluding PCI loans, were $785.0 million at June 30, 2016, increasing $36.3 million, or 4.8%, from year end 2015 and $105.2 million, or 15.5%, from June 30, 2015.  Total PCI loans were $54.8 million at June 30, 2016 versus $59.0 million and $63.3 million at year end 2015 and at June 30, 2015, respectively.

During the first six months of 2016, construction and land development loans grew $12.4 million, or 18.4%, residential 1-4 family loans grew $10.1 million, or 5.2%, commercial mortgage loans on real estate grew $7.4 million, or 2.3%, and commercial loans grew $5.4 million, or 5.3%. In comparing June 30, 2016 and June 30, 2015, commercial mortgage loans on real estate grew by $41.3 million, residential 1-4 family loans grew by $27.2 million, construction and land development loans grew by $22.8 million and commercial loans grew by $11.4 million.

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at June 30, 2016, March 31, 2016, December 31, 2015 and June 30, 2015.

LOANS (excluding PCI loans)

(Dollars in thousands)	30-Jun-16		31-Mar-16		31-Dec-15		30-Jun-15
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$204,639	26.07%	$197,337	25.78%	$194,576	25.99%	$177,413	26.10%
Commercial	325,394	41.45	320,473	41.87	317,955	42.47	284,089	41.79
Construction and land development	79,826	10.17	72,882	9.52	67,408	9	57,008	8.39
Second mortgages	8,212	1.05	8,170	1.07	8,378	1.12	7,356	1.08
Multifamily	44,585	5.68	47,852	6.25	45,389	6.06	44,343	6.52
Agriculture	7,988	1.02	6,068	0.79	6,238	0.83	6,654	0.98
Total real estate loans	670,644	85.44	652,782	85.28	639,944	85.47	576,863	84.86
Commercial loans	107,953	13.75	106,354	13.89	102,507	13.69	96,510	14.20
Consumer installment loans	5,125	0.65	5,007	0.65	4,928	0.66	5,011	0.74
All other loans	1,294	0.16	1,342	0.18	1,345	0.18	1,396	0.20
Gross loans	785,016	100.00%	765,485	100.00%	748,724	100.00%	679,780	100.00%
Allowance for loan losses	(9,434)		(9,594)		(9,559)		(9,864)
Non-covered loans, net of unearned income	$775,582		$755,891		$739,165		$669,916

5

The Company’s securities portfolio, excluding equity securities, declined $26.7 million, or 9.5%, from $279.7 million at December 31, 2015 to $253.0 million at June 30, 2016. Net realized gains of $520,000 were recognized during the first six months of 2016 through sales and call activity, as compared with $289,000 recognized during the first six months of 2015. The decline in the volume of securities was a strategic decision by management to let brokered funding mature and fund strong loan growth with normal securities amortization, call activity, sales and maturities.

The Company had cash and cash equivalents of $18.2 million, $17.0 million, and $18.9 million at June 30, 2016, December 31, 2015, and June 30, 2015, respectively. There were federal funds purchased at June 30, 2016 of $12.3 million versus $18.9 million at December 31, 2015 and $5.0 million at June 30, 2015.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, at June 30, 2016, March 31, 2016, December 31, 2015 and June 30, 2015.

SECURITIES PORTFOLIO
(Dollars in thousands)	30-Jun-16		31-Mar-16		31-Dec-15		30-Jun-15
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other
U.S. Gov't agencies	$37,898	$37,518	$40,067	$39,705	$50,590	$49,941	$62,479	$61,786
U.S Gov't sponsored agencies	2,000	2,000	756	769	756	742	757	729
State, county, and municipal	122,840	129,108	126,623	131,551	138,965	141,498	141,240	141,969
Corporate and other bonds	14,199	13,523	15,734	15,052	14,997	14,296	20,644	20,541
Mortgage backed securities - U.S. Gov't agencies	5,210	5,240	6,652	6,657	8,654	8,496	4,375	4,276
Mortgage backed securities - U.S. Gov't sponsored agencies	16,345	16,452	12,807	12,870	28,637	28,297	33,608	33,512

Total securities available for sale	$198,492	$203,841	$202,639	$206,604	$242,599	$243,270	$263,103	$262,813

	30-Jun-16		31-Mar-16		31-Dec-15		30-Jun-15
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S Gov't sponsored agencies	$13,501	$13,504	$8,507	$8,521	$-	$-	$34,877	$35,038
State, county, and municipal	34,806	36,898	34,868	36,409	35,456	36,557	3,588	3,781
Mortgage backed securities - U.S. Gov't agencies	885	904	923	944	1,022	1,054	-	-
Total securities held to maturity	$49,192	$51,306	$44,298	$45,874	$36,478	$37,611	$38,465	$38,819

Interest bearing deposits at June 30, 2016 were $841.3 million, a decline of $8.0 million, or 0.9%, from $849.3 million at December 31, 2015. Time deposits less than or equal to $250,000 decreased $6.7 million, time deposits $250,000 and over declined $5.2 million and MMDA balances declined $1.7 million during this period. Offsetting these decreases were increases in lower cost accounts. NOW account balances increased $4.6 million, or 3.6%, from December 31, 2015, while savings account balances increased $1.0 million.

FHLB advances were $94.3 million at June 30, 2016, compared with $95.7 million at December 31, 2015 and $81.0 million at June 30, 2015. Long term debt totaled $3.8 million at June 30, 2016, declining by $1.9 million, or 32.9%, since December 31, 2015. This borrowing, initially in the amount of $10.7 million, was obtained in April 2014, and the proceeds were used to redeem the Company’s remaining outstanding TARP preferred stock. The Company has paid down this debt by $6.9 million, and the loan is scheduled to be fully paid on April 21, 2017.

6

The following table compares the mix of interest bearing deposits at June 30, 2016, March 31, 2016, December 31, 2015 and June 30, 2015.

INTEREST BEARING DEPOSITS
(Dollars in thousands)
	30-Jun-16	31-Mar-16	31-Dec-15	30-Jun-15
NOW	$133,362	$119,130	$128,761	$124,234
MMDA	107,067	105,044	108,810	110,577
Savings	85,063	82,793	84,047	86,114
Time deposits less than or equal to $250,000	402,434	404,578	409,085	414,015
Time deposits $250,000 and over	113,411	118,341	118,600	111,496
Total interest bearing deposits	$841,337	$829,886	$849,303	$846,436

Shareholders’ equity was $112.2 million at June 30, 2016, $104.5 million at December 31, 2015, and $109.2 million at June 30, 2015. In September 2015, equity was reduced by the net loss generated in the quarter from the pre-tax write-off of $13.1 million from the termination of the FDIC shared-loss agreements. Shareholders’ equity increased $7.7 million, or 7.4%, from year end 2015 due to an increase in other comprehensive income related to net gains in the investment portfolio of $2.6 million and net income of $4.7 million in the first six months of 2016.

Asset Quality – non-covered assets

Nonaccrual loans were $11.7 million at June 30, 2016, increasing $985,000 from December 31, 2015 and $1.1 million from June 30, 2015. The level of both internally classified substandard and special mention loans, as well as nonaccrual loans, has been stable over the last five quarters, and the $200,000 provision for loan losses recognized in the current quarter is the result of loan growth, and not a deterioration in asset quality.

The following chart shows the level of nonaccrual loans, classified loans and criticized loans over the last five quarters.

ASSET QUALITY
(Dollars in thousands)
	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15
Nonaccrual loans	$11,655	$10,932	$10,670	$10,795	$10,530

Criticized (special mention) loans	21,032	16,641	21,476	17,977	21,271
Classified (substandard) loans	13,722	13,425	13,471	13,610	12,305
Other real estate owned *	4,898	5,095	5,490	5,858	6,506
Total classified and criticized assets	$39,652	$35,161	$40,437	$37,445	$40,082

*	Other real estate owned has been restated for all dates presented to include other real estate owned previously covered by the FDIC shared-loss agreements.

Total nonperforming assets totaled $16.6 million at June 30, 2016 compared with $16.2 million at December 31, 2015. Total nonperforming assets decreased $483,000 since June 30, 2015. There were net charge-offs of $360,000 in the second quarter of 2016 compared with recoveries of $35,000 in the first quarter of 2016 and recoveries of $853,000 in the second quarter of 2015.

The allowance for loan losses equaled 80.9% of nonaccrual loans at June 30, 2016, compared with 89.6% at December 31, 2015 and 93.7% at June 30, 2015. The ratio of the allowance for loan losses to total nonperforming assets was 59.9% at June 30, 2016 compared with 62.2% at December 31, 2015 and 60.7% at June 30, 2015.  The ratio of nonperforming assets to loans and OREO was 2.1% at June 30, 2016 compared with 2.1% at December 31, 2015 and 2.5% at June 30, 2015.

7

The following table reconciles the activity in the Company's non-covered allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Dollars in thousands)	2016		2015
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$9,594	$9,559	$9,701	$9,864	$9,011
Provision for loan losses	200	-	-	-	-
Net (charge-offs) recoveries	(360)	35	(142)	(163)	853
End of period	$9,434	$9,594	$9,559	$9,701	$9,864

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)
(Dollars in thousands)	2016		2015
	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15
Nonaccrual loans	$11,655	$10,932	$10,670	$10,795	$10,530
Loans past due over 90 days and accruing interest	-	-	-	-	-
Total nonperforming loans	11,655	10,932	10,670	10,795	10,530
Other real estate owned	4,898	5,095	5,490	5,858	6,506
Total nonperforming assets	$16,553	$16,027	$16,160	$16,653	$17,036

Allowance for loan losses, excluding PCI loans, to loans	1.20%	1.25%	1.28%	1.40%	1.45%
Allowances for loan losses to nonperforming assets	59.92	62.88	62.15	61.16	60.74
Allowance for loan losses, excluding PCI loans, to nonaccrual loans	80.94	87.76	89.59	89.87	93.68
Nonperforming assets to loans, excluding PCI loans, and other real estate	2.10	2.08	2.14	2.38	2.48
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.19%	(0.02)%	0.08%	0.09%	(0.50)%

A further breakout of nonaccrual loans, excluding PCI loans, at June 30, 2016, December 31, 2015 and June 30, 2015 is below.

NONACCRUAL LOANS (excluding PCI loans)

(Dollars in thousands)	30-Jun-16	31-Dec-15	30-Jun-15
	Amount	Amount	Amount
Mortgage loans on real estate:
Residential 1-4 family	$3,976	$4,562	$3,894
Commercial	1,702	1,508	1,737
Construction and land development	5,705	4,509	4,752
Second mortgages	135	13	61
Total real estate loans	$11,518	$10,592	$10,444
Commercial loans	54	-	2
Consumer installment loans	83	78	84
Gross loans	$11,655	$10,670	$10,530

8

Capital Requirements

The Company’s ratio of total risk-based capital was 13.3% at June 30, 2016 compared with 13.2% at December 31, 2015. The tier 1 risk-based capital ratio was 12.3% at June 30, 2016 and 12.1% at December 31, 2015. The Company’s tier 1 leverage ratio was 9.7% at June 30, 2016 and 9.4% at December 31, 2015.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 11.8% at June 30, 2016 and 11.6% at December 31, 2015.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, July 29, 2016, at 10:00 a.m. Eastern Time to discuss the financial results for the second quarter of 2016. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on July 29, 2016, until 9:00 a.m. Eastern Time on August 12, 2016. The replay will be available by dialing 877-344-7529 and entering access code 10089619 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 22 full-service offices, 16 of which are in Virginia and six of which are in Maryland.  The Bank also operates one loan production office in Virginia.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

9

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED CONDENSED
(Dollars in thousands)
	30-Jun-16	31-Dec-15	30-Jun-15
Assets
Cash and due from banks	$9,215	$7,393	$6,480
Interest bearing bank deposits	8,979	9,576	12,389
Total cash and cash equivalents	18,194	16,969	18,869

Securities available for sale, at fair value	203,841	243,270	262,813
Securities held to maturity, at cost	49,192	36,478	38,465
Equity securities, restricted, at cost	8,647	8,423	8,008
Total securities	261,680	288,171	309,286

Loans held for sale	1,763	2,101	6,503

Loans	785,016	748,724	679,780
Purchased credit impaired (PCI) loans	54,766	58,955	63,334
Allowance for loan losses	(9,434)	(9,559)	(9,864)
Allowance for loan losses – PCI loans	(484)	(484)	(484)
Net loans	829,864	797,636	732,766

Bank premises and equipment, net	27,654	27,378	29,775
Bank premises and equipment held for sale	-	110	411
Other real estate owned	4,898	5,490	6,506
FDIC receivable under shared-loss agreements	-	-	622
Bank owned life insurance	26,941	21,620	21,312
Core deposit intangibles, net	1,852	2,805	3,759
FDIC indemnification asset	-	-	16,182
Other assets	16,676	18,277	13,140
Total assets	$1,189,522	$1,180,557	$1,159,131

Liabilities
Deposits:
Noninterest bearing	$115,677	$96,216	$101,500
Interest bearing	841,337	849,303	846,436
Total deposits	957,014	945,519	947,936

Federal funds purchased	12,301	18,921	5,003
Federal Home Loan Bank advances	94,274	95,656	81,031
Long-term debt	3,806	5,675	7,277
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	5,772	6,175	4,581
Total liabilities	1,077,291	1,076,070	1,049,952

Shareholders' Equity

Common stock (200,000,000 shares authorized $0.01 par value; 21,911,300, 21,866,944, 21,828,267, shares issued and outstanding, respectively)	219	219	218
Additional paid in capital	146,273	145,907	145,596
Retained deficit	(36,312)	(41,050)	(35,548)
Accumulated other comprehensive income (loss)	2,051	(589)	(1,087)
Total shareholders' equity	112,231	104,487	109,179
Total liabilities and shareholders' equity	$1,189,522	$1,180,557	$1,159,131

10

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED CONDENSED
(Dollars in thousands)	YTD	Three months ended		YTD	Three months ended
	2016	30-Jun-16	31-Mar-16	2015	30-Jun-15	31-Mar-15
Interest and dividend income
Interest and fees on loans	$17,426	$8,873	$8,553	$15,764	$8,017	$7,747
Interest and fees on PCI loans	3,155	1,556	1,599	4,491	2,418	2,073
Interest on federal funds sold	-	-	-	2	1	1
Interest on deposits in other banks	44	23	21	34	17	17
Interest and dividends on securities
Taxable	2,395	1,124	1,271	2,723	1,355	1,368
Nontaxable	1,151	557	594	969	525	444
Total interest and dividend income	24,171	12,133	12,038	23,983	12,333	11,650
Interest expense
Interest on deposits	3,088	1,537	1,551	2,934	1,486	1,448
Interest on borrowed funds	737	363	374	801	384	417
Total interest expense	3,825	1,900	1,925	3,735	1,870	1,865

Net interest income	20,346	10,233	10,113	20,248	10,463	9,785

Provision for loan losses	200	200	-	-	-	-
Net interest income after provision for loan losses	20,146	10,033	10,113	20,248	10,463	9,785

Noninterest income
Service charges on deposit accounts	1,168	599	569	1,085	557	528
Gain/(loss) on securities transactions, net	520	261	259	289	(8)	297
Gain on sale of loans, net	-	-	-	69	23	46
Income on bank owned life insurance	392	204	188	374	188	186
Mortgage loan income	347	174	173	410	262	148
Other	289	157	132	376	184	192
Total noninterest income	2,716	1,395	1,321	2,603	1,206	1,397

Noninterest expense
Salaries and employee benefits	9,172	4,561	4,611	8,901	4,406	4,495
Occupancy expenses	1,287	646	641	1,307	619	688
Equipment expenses	487	248	239	500	260	240
FDIC assessment	503	252	251	457	220	237
Data processing fees	820	405	415	854	412	442
FDIC indemnification asset amortization	-	-	-	2,392	1,153	1,239
Amortization of intangibles	953	476	477	954	477	477
Other real estate (income) expenses, net	(117)	(15)	(102)	222	137	85
Other operating expenses	3,155	1,656	1,499	3,375	1,759	1,616
Total noninterest expense	16,260	8,229	8,031	18,962	9,443	9,519

Income before income taxes	6,602	3,199	3,403	3,889	2,226	1,663
Income tax expense	1,864	881	983	884	533	351
Net income	$4,738	$2,318	$2,420	$3,005	$1,693	$1,312

11

COMMUNITY BANKERS TRUST CORPORATION
INCOME TREND ANALYSIS
UNAUDITED
(Dollars in thousands)	Three months ended
	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15
Interest and dividend income
Interest and fees on loans	$8,873	$8,553	$8,240	$7,986	$8,017
Interest and fees on PCI loans	1,556	1,599	1,654	1,730	2,418
Interest on federal funds sold	-	-	-	-	1
Interest on deposits in other banks	23	21	13	12	17
Interest and dividends on securities
Taxable	1,124	1,271	1,350	1,396	1,355
Nontaxable	557	594	589	599	525
Total interest and dividend income	12,133	12,038	11,846	11,723	12,333
Interest expense
Interest on deposits	1,537	1,551	1,526	1,523	1,486
Interest on borrowed funds	363	374	358	355	384
Total interest expense	1,900	1,925	1,884	1,878	1,870

Net interest income	10,233	10,113	9,962	9,845	10,463

Provision for loan losses	200	-	-	-	-
Net interest income after provision for loan losses	10,033	10,113	9,962	9,845	10,463

Noninterest income
Service charges on deposit accounts	599	569	601	583	557
Gain/(loss) on securities transactions, net	261	259	109	74	(8)
Gain on sale of loans, net	-	-	-	-	23
Income on bank owned life insurance	204	188	189	188	188
Mortgage loan income	174	173	144	230	262
Other	157	132	182	178	184
Total noninterest income	1,395	1,321	1,225	1,253	1,206

Noninterest expense
Salaries and employee benefits	4,561	4,611	4,437	4,803	4,406
Occupancy expenses	646	641	616	669	619
Equipment expenses	248	239	253	282	260
FDIC assessment	252	251	294	187	220
Data processing fees	405	415	454	401	412
FDIC indemnification asset amortization	-	-	-	13,803	1,153
Amortization of intangibles	476	477	477	477	477
Other real estate (income) expenses, net	(15)	(102)	195	858	137
Other operating expenses	1,656	1,499	1,543	1,549	1,759
Total noninterest expense	8,229	8,031	8,269	23,029	9,443

Income (loss) before income taxes	3,199	3,403	2,918	(11,931)	2,226
Income tax expense (benefit)	881	983	704	(4,215)	533
Net income (loss)	$2,318	$2,420	$2,214	$(7,716)	$1,693

12

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)

	Three months ended June 30, 2016			Three months ended June 30, 2015
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$774,553	$8,873	4.59%	$681,891	$8,017	4.72%
PCI loans, including fees	55,780	1,556	11.19	64,790	2,418	14.97
Total loans	830,333	10,429	5.04	746,681	10,435	5.61
Interest bearing bank balances	13,338	23	0.71	20,874	17	0.33
Federal funds sold	-	-	-	3,473	1	0.10
Securities (taxable)	178,915	1,124	2.51	212,681	1,355	2.55
Securities (tax exempt)(1)	81,205	844	4.16	74,762	795	4.25
Total earning assets	1,103,791	12,420	4.51	1,058,471	12,603	4.78
Allowance for loan losses	(10,014)			(9,732)
Non-earning assets	84,859			99,028
Total assets	$1,178,636			$1,147,767

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$234,051	$152	0.26	$225,643	$169	0.30
Savings	84,508	55	0.26	84,576	66	0.31
Time deposits	520,207	1,330	1.02	525,372	1,251	0.96
Total interest bearing deposits	838,766	1,537	0.73	835,591	1,486	0.71
Short-term borrowings	1,405	3	0.92	283	-	0.62
FHLB and other borrowings	103,883	302	1.17	95,437	300	1.26
Long- term debt	4,862	58	4.75	8,069	84	4.11
Total interest bearing liabilities	948,916	1,900	0.80	939,380	1,870	0.80
Noninterest bearing deposits	113,777			93,623
Other liabilities	5,076			4,061
Total liabilities	1,067,769			1,037,064
Shareholders’ equity	110,867			110,703
Total liabilities and
shareholders’ equity	$1,178,636			$1,147,767
Net interest earnings		$10,520			$10,733
Interest spread			3.71%			3.98%
Net interest margin			3.82%			4.07%

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

13

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)
	Six months ended June 30, 2016			Six months ended June 30, 2015
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$764,093	$17,426	4.57%	$674,719	$15,764	4.71%
PCI loans, including fees	56,820	3,155	11.14	65,934	4,491	13.74
Total loans	820,913	20,581	5.03	740,653	20,255	5.51
Interest bearing bank balances	11,665	44	0.77	18,137	34	0.38
Federal funds sold	-	-	-	3,735	2	0.10
Securities (taxable)	181,788	2,395	2.63	219,311	2,723	2.48
Securities (tax exempt)(1)	83,631	1,744	4.17	68,177	1,468	4.31
Total earning assets	1,097,997	24,764	4.52	1,050,013	24,482	4.70
Allowance for loan losses	(10,046)			(9,713)
Non-earning assets	83,344			100,882
Total assets	$1,171,295			$1,141,182

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$232,356	$325	0.28	$223,518	323	0.29
Savings	83,818	118	0.28	82,116	126	0.31
Time deposits	523,337	2,645	1.01	526,042	2,485	0.95
Total interest bearing deposits	839,511	3,088	0.74	831,676	2,934	0.71
Short-term borrowings	2,102	8	0.80	904	2	0.54
FHLB and other borrowings	103,949	608	1.17	97,959	623	1.28
Long- term debt	5,264	121	4.54	8,560	176	4.09
Total interest bearing liabilities	950,826	3,825	0.81	939,099	3,735	0.80
Noninterest bearing deposits	106,282			88,065
Other liabilities	5,067			4,152
Total liabilities	1,062,175			1,031,316
Shareholders’ equity	109,120			109,866
Total liabilities and
shareholders’ equity	$1,171,295			$1,141,182
Net interest earnings		$20,939			$20,747
Interest spread			3.71%			3.90%
Net interest margin			3.82%			3.98%

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

14

Non-GAAP Financial Measures

The information below presents certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Common tangible book value equals total shareholders’ equity less identifiable intangible assets and common tangible book value per share is computed by dividing common tangible book value by the number of common shares outstanding. Common tangible assets equal total assets less identifiable intangible assets.

Management believes that common tangible book value and the ratio of common tangible book value to common tangible assets are meaningful because they are some of the measures that the Company and investors use to assess capital adequacy. Management believes that presenting the change in common tangible book value per share, the change in stock price to common tangible book value per share, and the change in the ratio of common tangible book value to common tangible assets provide meaningful period-to-period comparisons of these measures.

These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies. The following table reconciles these non-GAAP measures from their respective GAAP basis measures.

Common Tangible Book Value
(Dollars in thousands)	30-Jun-16	31-Mar-16	31-Dec-15	30-Jun-15

Total shareholders’ equity	$112,231	$108,887	$104,487	$109,179
Core deposit intangible (net)	1,852	2,329	2,805	3,759
Common tangible book value	$110,379	$106,558	$101,682	$105,420
Shares outstanding	21,911	21,887	21,867	21,828
Common tangible book value per share	$5.04	$4.87	$4.65	$4.83

Stock price	$5.18	$5.00	$5.37	$4.97

Price/common tangible book	102.78%	102.67%	115.48%	102.90%

Common tangible equity/common tangible assets
Total assets	$1,189,522	$1,160,046	$1,180,557	$1,159,131
Core deposit intangible	1,852	2,329	2,805	3,759
Common tangible assets	$1,187,670	$1,157,717	$1,177,752	$1,155,372
Common tangible equity	$110,379	$106,558	$101,681	$105,420

Common tangible equity to common tangible assets	9.29%	9.20%	8.63%	9.12%

15